UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2022

GOLDEN GRAIN ENERGY, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-51177	02-0575361
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1822 43rd St. SW	Mason City	IA	50401
(Address of principal executive offices)			(Zip Code)

(641)	423-8525	0001206942
(Registrant's telephone number, including area code)		(Central Index Key)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On Monday, February 28, 2022, Golden Grain Energy, LLC (“GGE”) held a special meeting of the members of GGE (the “Special Meeting”). Pursuant to the proxy statement filed by GGE, the following three proposals were presented at the Special Meeting for a vote by the members: (1) adoption of the proposed Fourth Amended and Restated Operating Agreement of the Company; (2) reclassification of GGE’s units into Class A, Class B, Class C, and Class D Units for the purpose of suspending GGE’s reporting obligations under the Securities Exchange Act of 1934; and (3) to adjourn or postpone the meeting, if necessary or appropriate, for the purpose, among others, of soliciting additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the matters under consideration. Due to the passage of Proposals 1 and 2, the outcome of voting of Proposal 3 was irrelevant.

Of the 19,873,000 GGE units that were outstanding as of the January 6, 2022 record date, 12,635,484 units were represented in person or by proxy at the Special Meeting. The result of the voting on each proposal was as follows:

Proposal No. 1 – Adoption of proposed Fourth Amended and Restated Operating Agreement

Votes For	Votes Against	Abstentions	Broker Non Votes
11,331,861	1,142,873	160,750	Not Applicable

Proposal No. 2 – Approval of the Reclassification of Units

Votes For	Votes Against	Abstentions	Broker Non Votes
11,263,131	1,187,853	184,500	Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN GRAIN ENERGY, LLC

Date: March 1, 2022	/s/ Brooke Peters
Brooke Peters
Chief Financial Officer
(Principal Financial Officer)